Exhibit 10.3
PINNACLE FINANCIAL PARTNERS, INC.
NAMED EXECUTIVE OFFICER
SPECIAL PERFORMANCE UNIT AWARD AGREEMENT

THIS SPECIAL PERFORMANCE UNIT AWARD AGREEMENT (the “Agreement”) is by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), and ___________ (the “Grantee”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan (the “Plan”).

Section 1. Performance Unit Award.

(a) Grant of Performance Units. The Company hereby grants to the Grantee, subject to the terms and conditions set forth in this Agreement (including Exhibit A hereto) and in the Plan, ____ Performance Units (subject to adjustment under Section 4.2 of the Plan, the “Target Amount of Performance Units”). Subject to the terms of this Agreement (including Exhibit A), the Target Amount of Performance Units may be earned by the Grantee based on (i) (A) the Company’s Relative PTBV Ratio and (B) the Company’s Relative PE Ratio (in each case, as defined in and calculated in accordance with Exhibit A) for the period commencing on January 1, 2022 and ending December 31, 2024 (such period the “Performance Period”) and (ii) the Grantee remaining employed by the Company, or a Subsidiary or Affiliate thereof, through the last day of the Performance Period; provided that to the extent that the Grantee vests in less than one hundred percent (100%) of the Target Amount of Performance Units (as provided for in this Section 1 and Exhibit A), fewer Performance Units will be issued to the Grantee hereunder. For purposes of clarity and for the avoidance of doubt, the actual number of Performance Units earned by the Grantee pursuant to this Agreement may be a lower number of Performance Units than the Target Amount of Performance Units, but may not be a higher number of Performance Units. Pursuant to the terms of Section 1(b) of this Agreement, the Company shall issue to the Grantee one share of the Company's common stock, par value $1.00 per share (the “Common Stock”), for each Performance Unit that is earned by the Grantee pursuant to the terms of this Agreement. As soon as practicable following the completion of the Performance Period (or earlier in accordance with Section 4(b)), the Compensation Committee shall (x) determine whether the Company’s Relative PTBV Ratio and Relative PE Ratio exceed the threshold levels of Relative PTBV Ratio and Relative PE Ratio set forth on Exhibit A with respect to the Performance Period and (y) certify whether and to what extent the levels of Relative PTBV Ratio and Relative PE Ratio have been achieved and the number of Performance Units that the Grantee shall earn, if any. Such certification shall be final, conclusive and binding on the Grantee and on all other persons, to the maximum extent permitted by law.

(b) Vesting and Settlement of Performance Units. Except as otherwise provided in Sections 4 and 7 of this Agreement, the Performance Units earned pursuant to Section 1(a) shall vest and become non-forfeitable on the date in the year immediately following the last day of the Performance Period (or earlier pursuant to Section 4(b) of this Agreement), which date shall be as soon as practicable following the end of the Performance Period, that the Compensation Committee certifies (as detailed in Exhibit A) (i) the level of achievement of the Company’s Relative PTBV Ratio and Relative PE Ratio and (ii) that the average of the ratios of Pinnacle Bank’s nonperforming assets to its loans plus other real estate owned as described below as of each of December 31, 2022, December 31, 2023 and December 31, 2024 calculated, for each fiscal year end, using the Company’s audited financial statements for each such fiscal year (the “NPA Ratio”) is equal to or less than ____ (such date, the “PSU Vesting Date”) subject to the Grantee’s continued employment from the date hereof through the last day of the Performance Period. Except in the event of earlier settlement pursuant to Section 4(b) of this Agreement, on January 2, 2026 or, if such day is not a business day, on the next business day following January 2, 2026, the Company shall issue, or cause the Company’s stock transfer agent to issue, in the name of the Grantee, a stock certificate, or, in lieu of such a certificate, record an electronic book entry position, representing the number of shares of the Company’s Common Stock into which the Performance Units earned by the Grantee pursuant to this Agreement (and any additional Performance Units issued pursuant to Section 3 of this Agreement, if any) are to be settled in accordance with this Agreement. The date that the shares of Common Stock issuable in settlement of the Performance Units awarded hereunder are issued to the Grantee (including any date earlier than January 2, 2026 or, if such day is not a business day, the next business day following January 2, 2026, pursuant to Section 4(b)) is referred to herein as the “Settlement Date”. Until shares of the Company’s Common Stock are issued to the Grantee in settlement of the Performance Units (and any additional Performance Units issued pursuant to Section 3 of this Agreement, if any), the Grantee shall have none of the rights of a stockholder of the Company with respect to such shares of the Company’s Common Stock issuable in settlement of the Performance Units (and any additional Performance Units, issued pursuant to Section 3 of this

Agreement, if any), including the right to vote such shares. The Grantee’s rights with respect to distributions or dividends declared or paid on the Company’s Common Stock prior to the Settlement Date are set forth in Section 3 of this Agreement.

Section 2. Calculation of NPA Ratio. In the event that the Compensation Committee determines that an event has occurred during any of the fiscal years within the Performance Period which is outside the ordinary course and has impacted Pinnacle Bank’s NPA Ratio for such fiscal year, the Compensation Committee may increase or decrease the NPA Ratio to reflect such event for purposes of determining whether shares of the Company’s Common Stock shall be issuable in settlement of the Performance Units earned for the Performance Period. When calculating the NPA Ratio for purposes of this Agreement, in the event that the Company, or a Subsidiary or Affiliate of the Company, acquires a finance company, financial institution or a holding company of a financial institution or a branch office thereof, by way of merger or otherwise, or in the event the Company, or a Subsidiary or Affiliate of the Company, shall acquire in an arms-length purchase from a third party any low-quality asset, such acquired nonperforming assets or purchased low-quality assets shall be excluded from the calculation of the NPA Ratio. The Compensation Committee shall make any adjustments contemplated by this Section 2 in its sole and absolute discretion.

Section 3. Dividend Equivalents and Dividends.

(a) Crediting of Dividend Equivalents on Performance Units. Subject to this Section 3, from the date hereof through the Settlement Date dividend equivalents shall be credited on the Grantee’s Performance Units (other than Performance Units that, at the relevant record date, previously have been settled in shares of the Company’s Common Stock or forfeited) as follows:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of cash, then the Grantee shall be credited as of the payment date for such dividend or distribution with an amount equal to (A) the amount of such dividend on each outstanding share of Common Stock, multiplied by (B) the Target Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution.

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of property other than Common Stock, then a number of additional Performance Units shall be credited to the Grantee as of the payment date for such dividend or distribution equal to (A) the Target Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution multiplied by (B) the fair market value (as determined by the Compensation Committee) of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by (C) the Fair Market Value of a share of the Company’s Common Stock at such payment date.

(iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of additional shares of Common Stock, then a number of additional Performance Units shall be credited to the Grantee as of the payment date for such dividend or distribution or forward split equal to (A) the Target Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution, multiplied by (B) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

(b) Adjustment of Dividend Equivalents on Performance Units. If any Performance Unit granted under this Agreement is not earned (or is otherwise forfeited) for any reason, including as a result of (i) the failure of the Company’s Relative PTBV Ratio or Relative PE Ratio for the Performance Period to be at or above any minimum or threshold level required pursuant to Exhibit A; (ii) the failure of Pinnacle Bank’s NPA Ratio to be equal to or less than ____; (iii) the Grantee’s employment with the Company, or any Subsidiary or Affiliate thereof, terminating prior to the last day of the Performance Period (other than pursuant to Sections 4(b) or (c)); or (iv) the extent to which the Target Amount of Performance Units are not earned, any dividend or distribution previously credited with respect to such Performance Unit, whether in the form of cash, property or additional Performance Units, shall be forfeited on the date on which the underlying Performance Units are forfeited.

(c) Payment of Dividend Equivalents on Performance Units. Any cash, property or additional Performance Units credited to the Grantee under Sections 3(a)(i), (ii) or (iii) of this Agreement prior to the Settlement Date shall be accrued (without interest and earnings) rather than paid to the Grantee when such dividend or distribution is paid. On the Settlement Date, the Company shall pay to the Grantee any cash, property or shares of Common Stock so accrued in respect of dividends or distributions on those Performance Units that are earned by the Grantee hereunder and settled on the Settlement Date.

Section 4. Termination/Change of Status.

(a) Termination Other Than for Death, Disability or Retirement. In the event that the Grantee's employment by the Company, or any Subsidiary or Affiliate of the Company, terminates prior to the last day of the Performance Period for any reason, including Retirement but other than death or Disability, except as otherwise determined by the Compensation Committee (including in connection with the termination of the Grantee by the Company without Cause), the Performance Units issued or issuable hereunder shall be immediately forfeited and the Grantee shall have no further rights with respect to the Performance Units or shares of the Company’s Common Stock that may have been issuable in settlement of such forfeited Performance Units.

(b) Termination for Death.

(i)Termination for Death Prior to End of Performance Period. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates prior to the last day of the Performance Period by reason of death, the forfeiture restrictions on the Performance Units granted hereunder shall lapse on such date as the Compensation Committee shall determine, on the Target Amount of Performance Units, and the Grantee’s estate or heirs shall be entitled to receive a like number of shares of the Company’s Common Stock, without regard to whether Pinnacle Bank’s NPA Ratio will be equal to or less than ____. Any shares of the Company’s Common Stock issued to the Grantee’s estate or heirs pursuant to the immediately preceding sentence shall be issued on a date selected by the Company but in no event later than the seventy-fifth (75th) day following the date the Grantee’s employment terminates on account of death.

(ii)Termination for Death After End of Performance Period. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates after the last day of the Performance Period but prior to the PSU Vesting Date by reason of death, the forfeiture restrictions on the Performance Units granted hereunder shall lapse on the PSU Vesting Date on that number of Performance Units that the Compensation Committee shall determine to have been earned by the Grantee pursuant to the terms of this Agreement, including after application of the calculation methodology set forth in Exhibit A, and the Grantee’s estate or heirs shall be entitled to receive a like number of shares of the Company’s Common Stock. Any shares of the Company’s Common Stock issued to the Grantee’s estate or heirs pursuant to the immediately preceding sentence shall be issued on a date selected by the Company but in no event later than the seventy-fifth (75th) day following the PSU Vesting Date. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates after the PSU Vesting Date but before January 2, 2026 or, if such day is not a business day, the next business day following January 2, 2026, by reason of death, a number of shares of the Company’s Common Stock equal to the number of Performance Units for which the forfeiture restrictions lapsed on the PSU Vesting Date shall be issued to the Grantee’s estate or heirs on a date selected by the Company but in no event later than the earlier of (A) the seventy-fifth (75th) day following the date of such termination and (B) January 2, 2026 or, if such day is not a business day, the next business day following January 2, 2026.

(c) Termination for Disability.

(i)Termination for Disability Prior to End of Performance Period. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates by reason of Disability prior to the last day of the Performance Period, the forfeiture restrictions on a pro rata portion of the Performance Units granted hereunder shall lapse on the PSU Vesting Date in an amount equal to the product of (i) the Target Amount of Performance Units and (ii) the quotient, expressed as a percentage, resulting from dividing (A) the number of days that have lapsed as of the date of the Grantee’s termination by reason of Disability from the first day of the Performance Period and (B) the total number of days in the Performance Period, and the Grantee shall be entitled to receive a like number of shares of the Company’s Common Stock. Any shares of the Company’s Common Stock issued to the Grantee pursuant to the immediately preceding sentence shall be issued on a date selected by the Company but in no event later than the seventy-fifth (75th) day following the PSU Vesting Date.

(ii)Termination for Disability After End of Performance Period. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates after the last day of the Performance Period but prior to the PSU Vesting Date by reason of Disability, the forfeiture restrictions on the Performance Units granted hereunder shall lapse on the PSU Vesting Date on that number of Performance Units that the Compensation Committee shall determine to have been earned by the Grantee pursuant to the terms of this Agreement, including after application of the calculation methodology set forth in Exhibit A, and the Grantee shall be entitled to receive a like number of shares of the Company’s Common Stock. Any shares of the Company’s Common Stock issued to the Grantee pursuant to the immediately preceding sentence shall be issued on a date selected by the Company but in no event later than the seventy-fifth (75th) day following the PSU Vesting Date. In the event that the Grantee’s employment by the Company, or any Subsidiary or Affiliate of the Company, terminates after the PSU Vesting Date but before January 2, 2026 or, if such day is not a business day, the next business day following January 2, 2026, by reason of Disability, a number of shares of the Company’s Common Stock equal to the number of Performance Units for which the forfeiture restrictions lapsed on the PSU Vesting Date shall be issued to the Grantee on a date selected by the Company but in no event later than the earlier of (A) the seventy-fifth (75th) day following the date of such termination and (B) January 2, 2026 or, if such day is not a business day, the next business day following January 2, 2026.

(iii)Grantee’s Death Following Disability. In the event that the Grantee dies following the termination of his or her employment for Disability but before shares of the Company’s Common Stock are issued to the Grantee in accordance with Section 4(c)(i) or (ii) and Section 1(b) of this Agreement, the provisions of Section 4(b)(i) shall apply, except that the Grantee’s date of Disability shall be substituted for Grantee’s date of death as used therein.

Section 5. No Transfer or Pledge of Units. The Performance Units issued hereunder may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Grantee, except by will or by the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such Performance Units subject to all terms and conditions that were applicable to the Grantee immediately prior to such transfer.

Section 6. Withholding of Taxes. Upon the issuance of shares of the Company’s Common Stock (or other property distributed with respect thereto) pursuant to Section 1(b), the Company shall cancel such shares of the Company’s Common Stock (or withhold property) having an aggregate Fair Market Value, on the date of such withholding, in an amount required to satisfy the applicable withholding obligations or withholding taxes of the Grantee (the “Withholding Taxes”) as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee. The Company shall deduct from any payment of cash (whether or not related to the Performance Units including, without limitation, salary payments) to the Grantee an amount as shall be reasonably required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee pertaining to cash payments under this Agreement (including any cash dividend equivalents paid in respect of the Performance Units).

Section 7. Change in Control. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control (as defined in the Plan) prior to the Settlement Date, the Performance Units issued or issuable hereunder shall be immediately forfeited and the Grantee shall have no further rights with respect to the Performance Units or shares of the Company’s Common Stock that may have been issuable in settlement of such forfeited Performance Units, including any such Performance Units previously earned pursuant to Section 1(a) on the PSU Vesting Date.

Section 8. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan or this Agreement.

Section 9. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 10. Section 409A. Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the compensation to be paid to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations or to otherwise be exempt from the scope of “deferred compensation” under Section 409A of the Code as restricted property governed by Section 83 of the Code, and this Agreement shall be interpreted consistently therewith. However, to the extent the payment of any compensation hereunder in connection with the Grantee’s termination of employment does not qualify for an exception from treatment as “deferred compensation” subject to Section 409A of the Code, then (a) such amount shall not be payable unless the Grantee’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Regulations and (b) if the Grantee is a “specified employee” at such time for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed payment of any portion of the Performance Units or shares of the Company’s Common Stock to which the Grantee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Performance Units or shares of the Company’s Common Stock shall not be paid to Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee’s “separation from service” with the Company or (y) the date of the Grantee’s death. Upon the earlier of such dates, settlement of all Performance Units shall occur as otherwise provided in this Agreement. In the event compensation payable pursuant to this Agreement is otherwise determined to constitute “deferred compensation” within the meaning of Section 409A of the Code, this Agreement shall be interpreted and administered consistently with the terms thereof.

Section 11. Miscellaneous.

11.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Performance Units and the shares of the Company’s Common Stock that may be issued pursuant to this Agreement, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Performance Units or the shares of the Company’s Common Stock that may be issued pursuant to this Agreement, either orally or in writing, that are not included in this Agreement or the Plan.

11.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

11.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

11.4 Compliance With Laws and Regulations. The award of Performance Units (and, if issued in settlement of Performance Units, shares of the Company’s Common Stock) evidenced hereby shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required.

11.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

11.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

11.7 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, the Performance Units may not be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

11.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of January 20, 2022.

PINNACLE FINANCIAL PARTNERS, INC.:

By:	__________________________________
Name:
Title:

GRANTEE:

By:	__________________________________
Name:

EXHIBIT A

Performance Measures

The Performance Units granted under the Agreement may be earned by the Grantee based on the Company’s Relative PTBV Ratio (as defined below) and Relative PE Ratio (as defined below) performance over the Performance Period, which shall be weighted equally.

(a) Relative PTBV Ratio:

The Grantee may earn Performance Units based on the Company’s Price-to-Tangible Book Value Per Share Ratio (“PTBV Ratio”) relative to the PTBV Ratio of the other companies included in the KBW Regional Bank Index on January 20, 2022, which are set forth on Annex 1 attached hereto (hereinafter referred to as the “Peer Group Companies”), which calculation shall be computed by taking the average of the Company’s PTBV Ratio for each year in the Performance Period and comparing that to the average PTBV Ratio for each of the Peer Group Companies for each year in the Performance Period (“Relative PTBV Ratio”), using the method known as the “Continuous Percentile Rank Calculation” which interpolates the Company’s rank in relation to the Peer Group Companies that perform just above and below the Company (as further detailed below).

For purposes of this Exhibit A, “Price-to-Tangible Book Value Per Share” means, for the Company and each of the Peer Group Companies, the quotient (rounded to two decimal points) of (I) such company’s average daily closing price per share of common stock calculated for the following twenty (20) trading days: (A) the ten (10) trading days immediately preceding the Company’s public dissemination of its earnings press release (including the date of such release if such release is first publicly disseminated after the close of regular trading in the Company’s common stock on such date) for the last quarter of the applicable year in the Performance Period and (B) the first ten (10) trading days immediately after the Company’s public dissemination of such earnings press release (including the date of such release if such release is first publicly disseminated prior to the opening of regular trading) (such average trading price the “Average Trading Price”) divided by (II) such company’s tangible book value per share as of the last day of each applicable year in the Performance Period, as reflected in, or using the financial data contained in, such company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q (if such company is required to file such Annual or Quarterly Reports) for the applicable year in the Performance Period, or such other financial report as such company shall prepare if not required to file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or such other financial data and calculation methodology as the Compensation Committee shall reasonably determine applied consistently among the Company and the Peer Group Companies.

The Compensation Committee may, in its good faith discretion, adjust the PTBV Ratio for any year in the Performance Period with respect to the Company or any Peer Group Company to eliminate the effects of the following: (a) gains or losses on the sale (or contemplation of a sale) of a business or a business segment, (b) gains or losses on the extinguishment or restructuring of indebtedness, including Federal Home Loan Bank advances, or the sale of investment securities, (c) asset or investment impairment charges (other than those related to such company’s loan portfolio in the ordinary course of business), (d) restructuring charges, including charges or expenses associated with transactions involving the unwinding of previously entered into interest rate swaps, caps, hedges or other balance sheet derivative transactions, (e) changes in law (including federal and state tax laws) or accounting principles, (f) losses or other expenses associated with other real estate owned (g) costs or expenses associated with any merger or acquisition affecting such company or any of its subsidiaries, (h) significant, unusual and/or nonrecurring events, including but not limited to, those arising from the acquisition or disposition of assets (other than loans) and (i) events, including those resulting from macro-economic conditions that impact such company’s financial condition or results of operations in a significant manner, either not directly related to the operations of such company or not within the reasonable control of the company’s management, in each case if applicable. Moreover, and without limiting the foregoing, the PTBV Ratio may be adjusted by the Committee to exclude the effects of any corporate transaction affecting the shares of the Company’s Common Stock as described in Section 4.2 of the Plan.

(b) Relative PE Ratio:

The Grantee may earn Performance Units based on the Company’s Price-to-Earnings Ratio (“PE Ratio”) relative to the PE Ratio for the Peer Group Companies which calculation shall be computed by taking the average of the Company’s PE Ratio for each year in the Performance Period and comparing that to the average PE Ratio for each of the Peer Group Companies for each year in the Performance Period (“Relative PE Ratio”), using the Continuous Percentile Rank Calculation methodology.

For purposes of this Exhibit A, “Price-to-Earnings Ratio” means, for the Company and each of the Peer Group Companies, the quotient (rounded to two decimal places) of (I) such company’s Average Trading Price divided by (II) such company’s diluted earnings per common share for the applicable year in the Performance Period, as reflected in, or using the financial data contained in, such company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q (if such company is required to file such Annual or Quarterly Reports) for the applicable year in the Performance Period, or such other financial report as such company shall prepare if not required to file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or such other financial report as such company shall prepare if not required to file an Annual Report on Form 10-K. For the Company and each of the Peer Group Companies, the PE Ratio for a year is based on the Company’s or such Peer Group’s Company’s diluted earnings per common share for the twelve months ending December 31 within the performance period.

The Compensation Committee may, in its good faith discretion, adjust the PE Ratio for any year in the Performance Period with respect to the Company or any Peer Group Company to eliminate the effects of the following: (a) gains or losses on the sale (or contemplation of a sale) of a business or a business segment, (b) gains or losses on the extinguishment or restructuring of indebtedness, including Federal Home Loan Bank advances, or the sale of investment securities, (c) asset or investment impairment charges (other than those related to such company’s loan portfolio in the ordinary course of business), (d) restructuring charges, including charges or expenses associated with transactions involving the unwinding of previously entered into interest rate swaps, caps, hedges or other balance sheet derivative transactions, (e) changes in law (including federal and state tax laws) or accounting principles, (f) losses or other expenses associated with other real estate owned (g) costs or expenses associated with any merger or acquisition affecting such company or any of its subsidiaries, (h) significant, unusual and/or nonrecurring events, including but not limited to, those arising from the acquisition or disposition of assets (other than loans), and (i) events, including those resulting from macro-economic conditions that impact such company’s financial condition or results of operations in a significant manner, either not directly related to the operations of such company or not within the reasonable control of the company’s management, in each case if applicable. Moreover, and without limiting the foregoing, the PE Ratio may be adjusted by the Committee to exclude the effects of any corporate transaction affecting the shares of the Company’s Common Stock as described in Section 4.2 of the Plan.

Relative PTBV Ratio and Relative PE Ratio will be determined by ranking the Company’s and each Peer Group Company’s average PTBV Ratio and PE Ratio performance, respectively, from highest to lowest for the Performance Period. After this ranking, the percentile performance of the Peer Group Companies performing just above and just below the Company will be determined as follows:

Ppeer = 1 -	R - 1
N - 1
Where:
“Ppeer” represents the percentile performance of the Peer Group Company which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“R” represents the Peer Group Company’s ranking among the members of the Peer Group Companies, excluding the Company.
“N” represents the number of Peer Group Companies, excluding the Company.

Then, the Company’s interpolated percentile performance between the percentile performances of such Peer Group Companies will be determined for each of the Relative PTBV Ratio and the Relative PE Ratio as follows:

PCompany	=	Pa	+	(Pb - Pa)	x	(Xa – XCompany)
(Xa - Xb)

Where:
“Pa”    represents the percentile performance of the Peer Group Company just above the Company.
“Xa”    represents the PTBV Ratio or PE Ratio, as applicable for the Peer Group Company just above the Company.
“Pb”    represents the percentile performance of the Peer Group Company just below the Company.
“Xb”    represents the PTBV Ratio or PE Ratio, as applicable for the Peer Group Company just below the Company.
“XCompany”    represents the PTBV Ratio or PE Ratio, as applicable for the Company.
“PCompany”    represents the percentile performance of the Company which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

Number of PSUs Earned

The total number of Performance Units earned by the Grantee shall equal the percentage of the Target Amount of Performance Units earned based on the mean percentile performance achieved hereunder, which shall be determined by calculating the average of the Relative PTBV Ratio percentile performance achieved and the Relative PE Ratio percentile performance achieved, in accordance with the following table:

Mean Percentile Performance Goal Achieved(1)	Percent of Target Award Earned (payout percentage)
At or below the 25th percentile:	0%
At 26th percentile (Threshold):	1%
At 50th percentile:	50%
At or above 75th percentile (Target):	100%
(1) Percentile performance shall be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

The percentage of Performance Units that become earned for the Performance Period shall be interpolated between payout levels for performance between each performance level set forth above.

For example, if the Company’s Relative PTBV Ratio performance is at the 25th percentile and its Relative PE Ratio performance is at the 95th percentile, the Grantee would earn 70% of the Target Amount of Performance Units based on a mean percentile performance at the 60th percentile.

***

For the avoidance of doubt, this Award need not be administered consistent with the “qualified performance-based compensation” rules of Section 162(m) of the Code, as in effect prior to January 1, 2018.

Annex 1
Peer Group Companies

Company Name	Ticker
AMERIS BANCORP	ABCB
ASSOC BANC-CORP	ASB
ATLANTIC UNION BK CM	AUB
BANK OF HAWAII CP	BOH
BANK OZK CMN STK	OZK
BANKUNITED, INC.	BKU
BROOKLINE BANCORP	BRKL
CADENCE BANK	CADE
CATHAY GENL BNCP	CATY
COLUMBIA BANKING SYS	COLB
COMMERCE BANCSHARES	CBSH
COMMUNITY BK SYS INC	CBU
CULLEN FROST BNKRS	CFR
CVB FINANCIAL CORP	CVBF
EAST WEST BANCORP	EWBC
EASTERN BANKSHARE CM	EBC
F N B CP	FNB
FIRST BANCORP NEW	FBP
FIRST COMMONWLTH FIN	FCF
FIRST FINL BKSHS INC	FFIN
FIRST FINL BNCP (OH)	FFBC
FIRST HAWAIIAN COMM	FHB
FIRST INTERSTATE BAN	FIBK
FULTON FINANCIAL COR	FULT
GLACIER BANCORP INC	GBCI
HANCOCK WHITNEY CORP	HWC
HOME BANCSHARES INC	HOMB
HOPE BANCORP COM	HOPE
INDEPENDENT BK CORP	INDB
OLD NATIONAL BNCP CM	ONB
PACIFIC PREMIER BNCP	PPBI
PACWEST BANCORP	PACW
POPULAR, INC.	BPOP
PROSPERITY BNCSH INC	PB
PROVIDENT FNL SRVS	PFS
SIMMONS FIRST NATL	SFNC
SOUTH STATE CP CMN	SSB
SYNOVUS FINL CP	SNV
Annex-1

TEXAS CAPITAL BNCSH	TCBI
TRUSTMARK CORP	TRMK
UMP FINANCIAL CORP	UMBF
UNITED BKSHS INC	UBSI
UNITED COMM BANKS	UCBI
VALLEY NATL BP CMN	VLY
WASHINGTON FEDERAL	WAFD
WEBSTER FINL CORP	WBS
WESTERN ALNC BANCORP	WAL
WINTRUST FINL CORP	WTFC
WSFS FINANCIAL CORP	WSFS

The Peer Group Companies may be changed as follows:

(i) In the event of a merger, acquisition, or business combination transaction of a Peer Group Company with or by another Peer Group Company, the surviving entity shall remain a Peer Group Company.

(ii) In the event of a merger of a Peer Group Company with an entity that is not a Peer Group Company, or the acquisition or business combination transaction by or with a Peer Group Company, or with an entity that is not a Peer Group Company, in each case where the Peer Group Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Group Company.

(iii) In the event of a merger, acquisition, or business combination transaction of a Peer Group Company by or with an entity that is not a Peer Group Company or a “going private” transaction involving a Peer Group Company where the Peer Group Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Group Company.

(iv) In the event of a bankruptcy, liquidation, or delisting of a Peer Group Company, such company shall remain a Peer Group Company and the lowest rank shall be assigned such Peer Group Company.

(v) The Compensation Committee shall have the authority to make other appropriate adjustments in response to a change in circumstances that results in a Peer Group Company no longer satisfying the criteria for which such company was originally selected, including lowering such Peer Group Company’s rank for purposes of determining the Relative PTBV Ratio and the Relative PE Ratio.
Annex-2